Exhibit 99.1

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — OCCAM NETWORKS, INC.

SPECIAL MEETING OF STOCKHOLDERS, JANUARY 27, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OCCAM NETWORKS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2011 Special Meeting of Stockholders to be held January 27, 2011, and the Proxy Statement and appoints Mr. Robert L. Howard-Anderson and Ms. Jeanne Seeley, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Occam Networks, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2011 Special Meeting of Stockholders to be held at our offices located at 3185 Laurelview Court, Fremont, CA 94538 on January 27, 2011, at 10:00 a.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present there at. The shares represented by this Proxy will be voted in the manner set forth in the accompanying proxy statement.

The Board of Directors recommends a vote IN FAVOR OF Proposals One and Two. This Proxy, when properly executed, will be voted as specified herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS ONE AND TWO. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF.

          Occam Networks, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on January 26, 2011.
Vote by Internet • Log on to the Internet and go to www.investorvote.com/OCNW • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the USA,

    US territories & Canada any time on a touch tone

    telephone. There is NO CHARGE to you for the call.

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR each of Proposals 1 and 2.

		For	Against	Abstain			For	Against	Abstain
1.	Consider and vote upon the proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010 (as it may be amended from time to time prior to the date hereof, the “merger agreement”), by and among Occam Networks, Inc., Calix, Inc., (“Calix”), Ocean Sub I, Inc. and Ocean Sub II, LLC and merger contemplated by the merger agreement (the “merger proposal”).	☐	☐	☐	2.	Consider and vote upon any proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes at the time of such adjournment to adopt the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — You must sign below in order for your vote to be counted. — Date and Sign Below

Please print the name(s) appearing on each stock certificate(s) over which you have voting authority. If there is more than one owner of a stock certificate, each owner should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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